Exhibit 99.1

Media Contact:	Investor Relations Contact:
Nicole Pack	Carolyn Bass
Horn Group	Market Street Partners
415-905-4035	415-445-3234
npack@horngroup.com	ir@taleo.com
Taleo Reports Strong Results for First Quarter 2008
Talent Management Leader Posts Record Quarterly Revenue
Dublin, Calif. — May 6, 2008 — Taleo (NASDAQ: TLEO), the leading provider of on demand talent management solutions, today announced record financial results for the first quarter ended March 31, 2008.
Quarterly Highlights Include:
•	Record revenues of $37.2 million for the first quarter of 2008, an increase of 30% year-over-year, and 8% quarter over quarter.
•	Customer base grew to over 1,700 customers with more than 1.2 million users.
“Our strong first quarter results build on the momentum we established in 2007 as we continue to see demand for our talent management solutions from companies of all sizes across the globe,” stated Michael Gregoire, president and CEO of Taleo. “To extend our ability to meet this demand, today we announced a definitive agreement to acquire Vurv Technology, Inc., a privately held talent management company with more than 1,700 customers across the globe.”
Other significant achievements during the first quarter 2008 include:
•	Acquired 197 new customers. Corporate demand for Taleo’s talent management solutions continued with the company signing 197 new customers in Q1 bringing Taleo’s customer base to over 1,700 organizations around the world. New customers included Burns & McDonnell, CIBER, InfoPrint Solutions Company and Vail Resorts.

•	Achieved significant international growth. International revenues grew by 52% over the same period last year and represented 11% of total revenues. New international customers included Merck KGaA, Renault SA and TuV SuD Asia Pacific Pte Ltd.

•	Launched Taleo Performance™. This revolutionary new Performance Management solution was declared generally available, and Freeport-McMoRan Copper & Gold Inc. and TeleTech Holdings Inc. both went live on the solution. Also, Children’s Healthcare of Atlanta purchased Taleo Performance in early

April of 2008 to align their workforce with corporate objectives and achieve higher retention and workforce productivity.
•	Expanded SMB Reach. Taleo Business Edition™, a recruiting solution targeted at companies with less than 3,000 employees, grew revenues by 145% over last year, further establishing Taleo as the leader for SMB Recruiting. New customers included Columbia Sportswear, Reunion.com, EntertainmentCruises.com, City of Evanston, IL, BJETS India Private Limited and URS Australia.

•	Expanded User Base. Taleo grew its global presence by adding more than 170,000 new users to bring the total number of users to over 1.2 million worldwide, working with candidates in 25 languages and 190 countries and territories.

•	Demonstrable Unsurpassed Scale and Stability. During Q1, Taleo processed more than 340,000 hires, from over 8.9 million applicants through its on demand platform.
“During the first quarter, we expanded our unified talent management platform beyond recruiting with the addition of Taleo Performance and extended our reach further into the SMB and international markets,” said Gregoire. “Our proven ability to execute, build innovative solutions and expand our global market coverage gives us a solid position as we move through 2008.”
Taleo delivered the following results for the first quarter ended March 31, 2008:
Revenue: Total revenue for the first quarter was $37.2 million, representing an increase of 30% on a year-over-year basis. Application revenue for the first quarter was $30.2 million, an increase of 28% on a year-over-year basis.
Net Income and Net Income Per Share to Common Stockholders: Net income in accordance with accounting principles generally accepted in the United States, or GAAP, was $1.6 million for the first quarter, compared to net income of $0.9 million for the same period last year. Net income for the first quarter of 2008 and 2007 includes share-based compensation expense of $2.5 million and $1.4 million, respectively, pursuant to the adoption on January 1, 2006 of Financial Accounting Standards Board (FASB) Statement No. 123(R), “Share-Based Payment” (SFAS 123(R)), which requires companies to expense the fair value of employee stock options and similar stock based compensation awards. Net income per fully diluted share was $0.06 for the first quarter of 2008 based on 28.9 million weighted average shares outstanding compared to net income per fully diluted share of $0.03 for the same period in 2007 based on 26.0 million weighted average shares outstanding.
Non-GAAP Net Income and Non-GAAP Net Income Per Share: Non-GAAP net income, which excludes share-based compensation expense pursuant to SFAS 123(R), amortization of acquired intangibles, and non-cash income tax and tax valuation adjustments was $3.9 million for the first quarter of 2008, compared to a non-GAAP net income of $2.3 million in the same period last year. Non-GAAP net income per fully diluted share was $0.14 for the first quarter of 2008 based on 28.9 million weighted average shares outstanding compared to non-GAAP net income per fully diluted share of $0.09 for the same period in 2007 based on 26.0 million weighted average shares outstanding.
Conference Call Details

In conjunction with this announcement, Taleo will host a conference call today at 8:30 a.m. EDT to discuss the company’s first quarter 2008 financial results. To access this call, dial 800-573-4840 (domestic) or 617-224-4326 (international) and reference passcode: 5190-1870. A replay of the call can also be accessed by dialing 888-286-8010 (domestic) or 617-801-6888 (international), and by referencing passcode: 77749780.
About Taleo
Taleo (NASDAQ: TLEO) is the leader in on demand unified talent management solutions that empower organizations of all sizes, around the world to assess, acquire, develop and align their workforce for improved business performance. More than 1,700 organizations use Taleo, including 35 of the Fortune 100, for talent acquisition and performance management, with over 1.2 million users hiring 3.6 million employees from 86 million candidates in more than 190 countries and territories. Known for its strong configurability and usability, Taleo’s talent management platform runs on a world-class infrastructure and offers 99.9% availability.
Forward-looking Statements
This release contains forward-looking statements, including statements regarding Taleo’s future financial performance, new product development, market growth, the demand for Taleo’s solutions and general business conditions. Any forward-looking statements contained in this press release are based upon Taleo’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Taleo’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Taleo disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially. Further information on potential factors that could affect actual results is included in Part I, Item 1A of Taleo’s Annual Report on Form 10-K, as filed with the SEC on March 14, 2008, and in other reports filed by Taleo with the SEC.
Non-GAAP Financial Measures
Taleo has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP net income and non-GAAP net income per share. Taleo uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Taleo’s ongoing operational performance. Taleo believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Taleo’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial measures discussed above exclude share-based compensation expense pursuant to SFAS 123(R), amortization of acquired intangibles and non-cash income tax and tax valuation adjustments. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. As previously mentioned, a reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Exhibit 99.1
Taleo Corporation
Condensed Consolidated Balance Sheets
(All amounts in thousands)
(Unaudited)

	March 31,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$91,683	$86,135
Restricted cash	289	288
Accounts receivable, net	34,415	30,255
Prepaid expenses and other current assets	5,750	5,912
Investment credit receivable	5,214	4,734

Total current assets	137,351	127,324

Property and equipment, net	21,925	23,178
Restricted Cash	838	838
Other assets	2,373	2,147
Goodwill	9,749	9,785
Other Intangibles, net	1,295	1,404

Total assets	$173,531	$164,676

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$21,842	$20,623
Deferred revenue & customer deposits	39,888	36,752
Capital lease obligation, short-term	25	38

Total current liabilities	61,755	57,413

Customer deposits and long term deferred revenue	1,482	273
Other liabilities	3,868	4,535
Capital lease obligation, long-term	14	16
Class B redeemable common stock	—	—

Total liabilities	67,119	62,237

Exchangeable share obligation	224	331

Stockholders’ equity:
Capital stock	—	—
Additional paid-in capital	154,639	151,593
Accumulated deficit	(49,786)	(51,387)
Treasury stock	(448)	(195)
Accumulated other comprehensive income	1,783	2,097

Total stockholders’ equity	106,188	102,108

Total liabilities and stockholders’ equity	$173,531	$164,676

Taleo Corporation
Condensed Consolidated Statements of Operations
(All amounts in thousands except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2008	2007
Revenue:
Application	$30,201	$23,655
Consulting	7,038	5,062

Total revenue	37,239	28,717

Cost of revenue (note 1):
Application	6,254	5,048
Amortization of acquired intangibles	36	52

Total cost of application revenue	6,290	5,100
Consulting	5,724	3,789

Total cost of revenue	12,014	8,889

Gross profit	25,225	19,828

Operating expenses (note 1):
Sales and marketing	10,670	8,517
Research and development	7,033	5,403
General and administrative	6,567	5,394

Total operating expenses	24,270	19,314

Income from operations	955	514

Other income / (expense):
Interest income	778	673
Interest expense	(45)	(19)

Total other income	733	654

Income before provision for income tax	1,688	1,168

Provision for income taxes	87	260

Net income attributable to Class A common stockholders	$1,601	$908

Net income attributable to Class A common stockholders — basic	$0.06	$0.04

Net income attributable to Class A common stockholders — diluted	$0.06	$0.03

Weighted average Class A common shares — basic	25,369	22,804

Weighted average Class A common shares — diluted	28,899	26,014

NOTES

1. Includes share-based compensation expense pursuant to SFAS 123(R)
Application cost of revenue	$127	$63
Consulting cost of revenue	181	90

Cost of revenue subtotal	308	153

Sales and marketing operating expense	635	360
Research and development operating expense	299	243
General and administrative operating expense	1,234	629

Operating expense subtotal	2,168	1,232

Total share-based compensation expense	$2,476	$1,385

Taleo Corporation
Condensed Consolidated Statements of Operations (Continued)
(All amounts in thousands except per share data)
(Unaudited)
Reconciliation of GAAP net income and non-GAAP net income:

	Three Months Ended
	March 31,
	2008	2007
GAAP net income reported above	$1,601	$908
Add back:
Share-based compensation expense (SFAS 123(R))	2,476	1,385
Amortization of acquired intangibles	109	52
Non-cash income tax and tax valuation adjustments	(262)	—

	2,323	1,437

Non-GAAP net income	$3,924	$2,345

Non-GAAP net income per share:
Basic	$0.15	$0.10

Fully diluted	$0.14	$0.09

Reconciliation of basic and fully diluted share count:

Weighted average Class A common shares — basic	25,369	22,804

Add: Weighted average — Series B common stock	562	1,680
Weighted average — warrants & options	2,968	1,530

Weighted average Class A common shares — diluted	28,899	26,014

Taleo Corporation
CONSOLIDATED STATEMENTS OF CASH FLOWS
(All amounts in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2008	2007
Cash flows from operating activities:
Net income	$1,601	$908
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,364	1,268
Amortization of tenant inducements	(38)	(55)
Stock-based compensation expense	2,476	1,385
Director fees settled with stock	59	40
Bad debt expense	(86)	95
Interest earned on restricted cash	—	1
Changes in working capital accounts:
Accounts receivable	(4,163)	(8,422)
Prepaid expenses and other assets	(112)	(596)
Investment credit receivable	(682)	1,775
Accounts payable and accrued liabilities	1,382	7,065
Deferred revenue & customer deposits	4,479	10,513

Net cash provided by operating activities	7,280	13,977

Cash flows from investing activities:
Acquisition of property and equipment	(1,902)	(746)
Restricted cash — decrease	—	2,507
Acquisition of business	—	(3,072)

Net cash used in investing activities	(1,902)	(1,311)

Cash flows from financing activities:
Principal payments on capital lease obligations	(14)	(142)
Payments to repurchase common stock	(253)	(75)
Proceeds from stock options and warrants exercised	414	2,542

Net cash provided by financing activities	147	2,325

Effect of exchange rate changes on cash and cash equivalents	23	157

Increase in cash and cash equivalents	5,548	15,148
Cash and cash equivalents:
Beginning of period	86,135	58,785

End of period	$91,683	$73,933

Supplemental cash flow disclosures:
Cash paid for interest	$1	$4

Cash paid for income taxes	$—	$—

Supplemental disclosure of non-cash financing and investing activities:
Property and equipment purchases included in accounts payable and accrued liabilities	$2,811	$229
Class B common stock exchanged for Class A common stock	$96	$219
Treasury stock acquired to settle payroll taxes	$253	$166

#  #  #
Media Contact:
Nicole Pack
Horn Group
415.905.4035
e-mail: npack@horngroup.com
Investor Relations Contact:
Carolyn Bass
Market Street Partners
(415) 445-3234
e-mail: ir@taleo.com